UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2007

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Riverneck Road, Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-1300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 20, 2007, Mercury Computer Systems, Inc. (the “Company”), as tenant, entered into a Lease with BTI 199-201 Riverneck, L.P. (“BTI”), as landlord, covering the Company’s principal executive offices located in Chelmsford, Massachusetts (the “Facility”) in connection with the closing of the previously announced sale by the Company of the Facility to BTI.

The material terms of the Lease are as follows:

•

The initial term of the Lease is ten years. The Company has the option to extend the term of the Lease for two additional five-year terms, subject to the satisfaction of certain conditions customary for transactions of this type.

•

The Company will pay annual base rent of $1,945,933.50 during years one through five of the initial term, and $2,140,526.85 during years six through ten of the initial term. The base rent payable during each of the two extension terms will be based on the Fair Market Rental Value (as defined in the Lease) of the Facility as of the commencement of each such term. The annual base rent is payable in 12 equal monthly installments.

•

In addition to base rent, the Company will also reimburse BTI for certain operating costs incurred by BTI in connection with the Lease, including without limitation the cost of maintaining, repairing and replacing structural elements of the buildings, providing property insurance for the buildings, and a management fee to a property manager.

•	The Company has delivered a security deposit to BTI in the form of a standby letter of credit in the amount of $3,000,000, which must be maintained throughout the term of the Lease.

•

The Lease contains additional provisions that are customary for transactions of this type which cover, among other things, the parties’ respective rights and obligations in connection with a default under the Lease or a casualty affecting the Facility, the Company’s right to make alterations or to sublet or assign its rights under the Lease, and the Company’s obligation to maintain the Facility, to carry general liability and other insurance coverage, and to indemnify BTI under certain circumstances.

A copy of the Lease will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007.

Item 8.01.	Other Events.

On April 20, 2007, the Company completed the sale of the Facility and an adjacent vacant parcel to BTI. The Company received net cash proceeds of approximately $26.5 million from the sale of the property.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 23, 2007, of Mercury Computer Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY COMPUTER SYSTEMS, INC.
(Registrant)

Date: April 23, 2007	By:	/s/ Robert E. Hult
Robert E. Hult
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 23, 2007, of Mercury Computer Systems, Inc.